SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         HUMAN PHEROMONE SCIENCES, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                         HUMAN PHEROMONE SCIENCES, INC.

                    Notice of Annual Meeting of Shareholders

                            to be held June 20, 2002
                      ------------------------------------


To the Shareholders of Human Pheromone Sciences, Inc.:


         The annual meeting of shareholders (the "Annual Meeting") of Human Pheromone Sciences, Inc. (the "Company") will be held at the offices of Heller Ehrman White & Mc Auliffe, LLP, 275 Middlefield Road, Menlo Park, California, on June 20, 2002, at 10:00 am local time, for the following purposes:


     (1) To elect five Directors to hold office until the next Annual Meeting;


     (2) To act upon such other business as may properly come before the meeting.


     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on May 3, 2002, are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.




                       BY ORDER OF THE BOARD OF DIRECTORS


                           Julian N. Stern, Secretary


San Jose, California
April 26, 2002


================================================================================

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

================================================================================

                         HUMAN PHEROMONE SCIENCES, INC.
                      84 West Santa Clara Street, Suite 720
                           San Jose, California 95113
                            Telephone: (408) 938-3030

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed  proxy is  solicited on behalf of the Board of Directors  (the
"Board") of Human Pheromone Sciences, Inc., a California corporation (the "Company"). The proxy is solicited for use at the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on June 20, 2002, at the offices of Heller Ehrman White & Mc Auliffe, 275 Middlefield Road, Menlo Park, California. The approximate date on which this proxy statement and accompanying notice and proxy are being mailed to shareholders is May 15, 2002.

Record Date and Shares Outstanding

     Only shareholders of record at the close of business on May 3, 2002, are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 3,429,839 shares of Common Stock, 1,433,333 shares of Series AA Preferred Stock (which are entitled to 613,945 votes) and 17,448 shares of Series BB Preferred Stock (which are entitled to 732,816 votes). Holders of a majority of the outstanding shares of common and the outstanding shares of preferred stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

     Any shareholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

Voting and Solicitation

     On all matters that come before the Annual Meeting, holders of the Series AA Preferred Stock are entitled to 1/3 of a vote for each share of Series AA Preferred Stock held and holders of the Series BB Preferred Stock are entitled to 42 votes for each share of Series BB Preferred Stock held; all other shareholders are entitled to one vote for each share held. In the election of Directors, the holders of Series AA Preferred Stock are entitled to elect one director, and the holders of Series BB Preferred Stock and Common Stock voting together as a single class elect the remaining four directors. Mr. Kaufman has been nominated for election by the holders of the Series AA Preferred Stock, and the other four nominees have been nominated for election by holders of Common Stock and Series BB Preferred.

     A shareholder has the right to request cumulative voting for the election of directors by giving notice of such shareholder's intention to cumulate votes at the meeting prior to the voting. Cumulative voting allows a shareholder to cast that number of votes which equals the number of directors to be elected by such shareholder multiplied by the number of votes the Shares held by such shareholder are entitled to and to distribute those votes among the nominees as the shareholder may choose. However, no shareholder shall be entitled to vote for more than one candidate to be elected by the Series AA Preferred Stock or more than four candidates to be elected by holders of Common Stock and Series BB Preferred, and votes may not be cast in favor of a candidate unless the candidate's name has been placed in nomination prior to the voting. In the election of Directors, the candidate receiving the highest number of affirmative votes of the Series AA Preferred Stock and the four other candidates receiving the highest number of affirmative votes of the Series BB Preferred Stock and the Common Stock represented and voting at the Annual Meeting will be elected directors.

     Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. Generally, abstentions are counted as votes against a proposal for purpose of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for such purpose.

     The Company will bear the entire cost of solicitation, including preparation, assembling and mailing this proxy statement, the proxies and any additional material, which may be furnished to shareholders. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. The original solicitation of proxies by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such services.

PROPOSAL 1 -- ELECTION OF DIRECTORS


     Each of the five directors to be elected will hold office until the next annual meeting of the shareholders or until a successor shall be elected and qualified. The following individuals are proposed for election:


Name                         Age      Principal Occupation
----                         ---      --------------------
William P. Horgan*           54       Chairman of the Board of Directors,  Chief
                                      Executive Officer and Director

Bernard I. Grosser, MD*      73       Director

Michael D. Kaufman**         61       Director

Helen C. Leong*              74       Director

Robert Marx*                 71       Director

--------------------


 * Nominee to be voted on by all shareholders.
** Nominee to be voted on by the holders of the Series AA Preferred Stock.

     William P. Horgan was appointed Chairman of the Board in November 1996 after serving as President, Chief Executive Officer and Director since January 1994, when he joined the Company. From May 1992 to January 1994, he served as Chief Financial and Administrative Officer of Geobiotics, Inc., a biotechnology-based development stage company.

     Bernard I. Grosser, MD has served as a Director since March 1992. Dr. Grosser is Chairman of the Department of Psychiatry at the University of Utah and has served in that capacity since 1982. Dr. Grosser has conducted extensive research related to hormonal target areas of the brain.

     Michael D. Kaufman, a Director since August 1997, is Managing General Partner of MK Global Ventures, a firm he founded in 1987. Prior to 1987, Mr. Kaufman spent six years as a General Partner of Oak Investment Partners, where he was involved in the formation of numerous technology companies. He has served as founding investor and director of Businessland, Concerto Software, Katun, Easel, Ekco, Interlan and Zycad, among others. Prior to becoming a Partner of Oak Investment Partners, Mr. Kaufman was President and COO of Centronics Data Corporation, a $150 million NYSE-listed manufacturer of computer-related printing devices. Mr. Kaufman currently serves on the Board of Directors of Concerto Software, Syntellect, Asante Technologies, and DISC, whose shares of stock are registered under the Exchange Act. He also serves as a director of several other privately-held companies.

     Helen C. Leong has served as a Director since April 1993. Mrs. Leong is and has been for more than five years the managing partner of Leong Ventures, which makes investments in the areas of biogenetics and health-oriented technologies. She is a general partner of CLW Associates, which specializes in real estate and start-up businesses in consumer fields. Mrs. Leong is also a founder of Mid-Peninsula Bank of Palo Alto where she has served as a director since 1988.

     Robert Marx has served as a Director since October 1994. Mr. Marx was the founder and Co-Chief Executive Officer of Gildamarx Incorporated, a firm specializing in designing and manufacturing exercise apparel and products for active lifestyles from 1979 until the sale of the company in 1996. He is a past member of the Executive Committee of the Sports Apparel Products Council and the Board of Directors of the California Manufacturers Association, and a member of the Executive Committee of the Board of Governors of the City of Hope.

     There are no family relationships among directors or executive officers of the Company.

Required Vote

     The nominee receiving the highest number of affirmative votes of the Series AA Preferred Stock and the four other nominees receiving the highest number of affirmative votes of all shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (including shares of Series AA and Series BB Preferred Stock, on an as-converted to Common Stock basis) as of March 31, 2002 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's executive officers named in the Summary Compensation Table; (iii) each of the Company's directors; and (iv) by all directors and executive officers as a group. In computing the number of Shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2002 (see notes (1) and (6) for exceptions) are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of beneficial ownership is based on 3,429,839 shares of Common Stock outstanding as of March 31, 2002. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them:



       Directors, Nominees, Officers And 5% Stockholders            Shares Beneficially Owned        Percent Of Class
       -------------------------------------------------            -------------------------        ----------------
William P. Horgan (1)                                                       159,063                       4.5%

Bernard I. Grosser, M.D.(2)                                                 125,515                       3.6

Helen C. Leong(3)                                                           106,651                       3.1

Michael D. Kaufman(4)                                                     1,690,925                      35.1

Robert Marx(5)                                                               94,684                       2.7

All executive officers and directors as a group (5 persons) (6)           2,176,838                      42.9


(1) Includes 151,330 shares issuable on exercise of outstanding options, of which 98,884 are exercisable of of May 31, 2002.

(2)  Includes 54,998 shares issuable on exercise of outstanding options.

(3)  Includes 54,998 shares issuable on exercise of outstanding options.

(4) Includes 279,166 shares of Common Stock held in the name of partnerships and 41,666 shares of Common Stock issuable on exercise of outstanding options. Also includes 613,945 shares issuable on conversion of Series AA Preferred Stock and 732,816 shares issuable on conversion of Series BB
     Preferred Stock held in the name of partnerships which represent 100% of the outstanding shares of each of the Series AA Preferred and Series BB Preferred Stock.

(5)  Includes 51,665 shares issuable on exercise of outstanding options.

(6)  Includes the shares identified in footnotes (1) through (5) above.

Board Compensation

     Directors currently are not compensated for attending Board meetings, but are reimbursed for their reasonable expenses incurred in attendance. The Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") provides for the automatic grant of 8,333 shares of Common Stock if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board is elected or appointed director. Each such option will become exercisable at the rate of one-twelfth of the number of shares covered by the option each month following the grant date, so long as the individual is serving as a director, with full vesting over one year. In addition, in June of each year, the Company is required to grant to each non-employee director a 10-year Non-Qualified Option to purchase 3,333 shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of the grant. These options will vest one-twelfth per month after the date of grant, as long as the individual is serving as a director, with full vesting over one year. The exercise price of all options granted pursuant to the Directors' Plan is the fair market value of the Company's Common Stock at the time of grant. A total of 145,00 shares are reserved for issuance under the Directors' Plan.

Board Meetings and Committees of the Board

     The Board of Directors met six times in 2001. Each director participated in at least 75% of the meetings of the Board.

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.

     The Audit Committee of the Board of Directors, whose members are Mr. Kaufman, Dr. Grosser, and Mr. Marx, held one meeting during 2001, with all director members in attendance at such meeting. The Audit Committee's purpose is to consult with the Company's independent auditors concerning their audit plans, the results of the audit, the Company's accounting principles and the adequacy of the Company's general accounting controls.


                          REPORT OF THE AUDIT COMMITTEE


     The Audit committee of the Board of Directors of Human Pheromone Sciences, Inc serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of NASDAQ. The committee operates under a written charter adopted by the Board of Directors. HPS management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. HPS independent auditors, Singer Lewak Greenbaum & Goldstein, LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the U.S.

     In this context and in connection with the audited consolidated financial statements contained in the Company's Annual Report on Form 10-KSB, the Audit
Committee:

     o reviewed and discussed the audited consolidated financial statements with the Company's management, including a discussion of the quality of the accounting principles;

     o discussed with Singer Lewak Greenbaum & Goldstein, LLP, the Company's independent auditors, their judgment as to the quality of the Company's accounting principles, as well as certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communications with Audit committees;

     o    met  with  the  independent  auditors,  with  and  without  management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting;

     o reviewed the written disclosures required by Independence Standard Board Standard No.1, "Independence Discussions with Audit Committees," discussed with the auditors their independence from the Company, and concluded that the non-audit services performed by Singer Lewak Greenbaum & Goldstein, LLP are compatible with maintaining their independence; and

     o instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention.


     Based  upon the  Audit  Committee's  discussions  with  management  and the independent accountants, and upon the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-KSB, for filing with the Securities and Exchange Commission.


                                            Audit Committee:


                                            Michael D. Kaufman,
                                            Bernard I. Grosser,
                                            Robert Marx


Relationship with Independent Accountants

     Singer Lewak Greenbaum & Goldstein, LLP was retained as the Company's independent auditors for the year ended December 31, 2001. BDO Seidman LLP had acted as the Company's independent auditors for the previous two years. In accordance with standard policy, both Singer Lewak Greenbaum & Goldstein, LLP and BDO Seidman LLP periodically change the individuals who are responsible for the Company's audit.

     In addition to performing the audit of the Company's consolidated financial statements for the year 2001, Singer Lewak Greenbaum & Goldstein, LLP and BDO Seidman LLP provided various other services during the year. The aggregate fees billed for 2001 are as follows:


          Audit Fees (2001 audit)                              $33,866


          All Other Fees


          Comprising:       Audit-related services             $25,176


                            Non-audit services                 $22,650


     Audit-related services include review of SEC registration statements, issuance of comfort letters and consents, consultations regarding the effects of various accounting transactions and changes in professional standards. Non-audit services include tax consultations and preparation of Federal and State Tax Returns. Neither Singer Lewak Greenbaum & Goldstein, LLP nor BDO Seidman LLP provided any services related to financial information systems design and implementation during 2001.

     As reported on Form 8-K, dated June 15, 2001, the Audit Committee of the Company authorized the termination of BDO Seidman LLP as auditors of the Company effective June 15, 2001. The reports of BDO Seidman LLP on the Company's financial statements for the prior two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period through June 15, 2001, there were no disagreements with BDO Seidman LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman LLP would have caused BDO Seidman LLP to make reference to the matter in their report.

     As reported on Form 8-K, dated June 29, 2001, the Company engaged Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors to replace BDO Seidman LLP.

     The Company does not anticipate that representatives from these firms will be present at the annual meeting.

Compensation Committee

     The Compensation and Stock Option Committee of the Board of Directors, whose members are Mrs. Leong and Dr. Grosser and Mr. Marx, held two meetings during 2001, with all director members in attendance at such meetings. The
Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various and benefit plans.



EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for 2001, 2000 and 1999 of the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for 2001 exceeded $100,000 (the "Named Officers").


                                            SUMMARY COMPENSATION TABLE


                                                 Annual Compensation             Long-Term
                                               -----------------------          Compensation
                                                                                   Award
                                                                                -----------
                                                                                 Underlying               Other
Name and Principal Position                    Year             Salary           Options (#)         Compensation
---------------------------                    ----             ------           -----------         ------------
William P. Horgan                              2001             $201,096             --                 $18,000
Chairman of the Board and Chief                2000             $193,000           118,000               18,000
Executive Officer                              1999             $193,000             --                   4,500

(A) Mr. Horgan was granted an
automobile  allowance of $18,000
per year, payable semimonthly, in
October 1999.


Stock Options Granted in the Fiscal Year Ended December 31, 2001

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2001 to each of the named executive officers. All options were granted under EROX Corporation Stock Option Plan. Options granted under the Plan become exercisable over periods not to exceed four years and expire not more than 10 years from date of grant.


                                   % of Total
                                     Number of        Options
                                     Securities      Granted to      Exercise
                                      Underlying     Employees        Price
                                       Options       in Fiscal         Per          Expiration
                 Name                  Granted         Year           Share            Date
                 ----                  -------         ----           -----            ----
            William P. Horgan             0             0%              -



Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table sets forth certain information concerning the number of unexercised options held as of December 31, 2001 by the Named Officers.



                                              Number of Securities
                                             Underlying Unexercised        Value of Unexercised
                                                   Options at             In-the-Money Options at
                                               December 31, 2001             December 31, 2001
                                           Exercisable/Unexercisable     Exercisable/Unexercisable
                      Name                             (#)                          ($)(1)
                      ----                 -------------------------     -------------------------
              William P. Horgan                   82,495/68,835                   $ 0 / $ 0


--------------------------------------------------------------------------------
(1) Assuming a stock price of $.22 per share, which was the closing price of a Share of Common Stock reported on the NASDAQ National Market on December 31, 2001.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In 1991, the Company transferred to Pherin Corporation ("Pherin"), a newly formed California corporation, all of the Company's rights to its human pheromone technology for use other than in the consumer products field, together with $2 million in cash, in exchange for all of the stock of Pherin. Upon approval by its shareholders at the Annual Meeting, held in August 1991, the Company distributed to its shareholders all of the stock of Pherin. Certain stockholders identified under "Principal Stockholders" above are also stockholders of Pherin.

          HPS and Pherin have been parties to a research and development agreement and a supply agreement since 1996. In 2001 under the R & D agreement, HPSI paid to Pherin $250,000 for research and development services. As a result of the initial third party supply agreement entered into in December 1998, the Company required significantly more production of the synthesized human pheromones than were needed in the past. In January 1999, HPS and Pherin contracted with two independent laboratories to manufacture kilogram quantities of the synthesized human pheromones under the direction of scientists working on behalf of the Company and Pherin. One of these laboratories was capable of supplying all of the pheromone needs of the Company in the year 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

     To the Company's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 2001.

OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSAL

     Under the rules of the Securities and Exchange Commission, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2003 must submit such proposals so as to be received by the Company at 84 West Santa Clara Street, Suite 720, San Jose, California 95113 not later than December 26, 2002.


                       BY ORDER OF THE BOARD OF DIRECTORS


                           Julian N. Stern, Secretary


San Jose, California
April 26, 2002


                                    IMPORTANT


     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are earnestly requested to sign and return the accompanying proxy in the enclosed envelope.